Exhibit 5.1

Van Campen & Partners N.V. Advocaten en Belastingadviseurs J.J. Viottastraat 52 1071 JT Amsterdam The Netherlands Tel: +31 20 760 16 00 www.vancampenpartners.com

Mobileye N.V.

Har Hotzvim, 13 Hartom Street

P.O. Box 45157

Jerusalem 9777513

Israel

March 16, 2015

Ladies and Gentlemen:

We have acted as special counsel to Mobileye N.V., a Dutch limited liability company (the “Company”), with respect to certain matters of Netherlands law in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 16,675,000 ordinary shares, par value EUR 0.01 per share, of the Company (“Ordinary Shares”) (the “Shares”), which may be sold by certain shareholders of the Company (the “Selling Shareholders”) to certain underwriters (the “Underwriters”) pursuant to the Registration Statement on Form F-1 (File No. 333-201614) filed by the Company under the Securities Act (such registration statement, as amended at the time it becomes effective, including the information deemed to be a part of the registration statement pursuant to Rules 430A, 430B or 430C of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Act, the “Registration Statement”).

We also have advised as to certain matters of Netherlands law in connection with the preparation of the preliminary prospectus (the “Preliminary Prospectus”) contained in the Registration Statement to which this opinion is an exhibit.

In rendering the opinions set forth below, we have examined and relied upon (i) the Registration Statement, including the form of Preliminary Prospectus included as a part thereof; (ii) the form of the Underwriting Agreement referred to in the Preliminary Prospectus and included as an Exhibit to the Registration Statement; (iii) the articles of association (statuten) of the Company as in effect on the date hereof (the “Company Articles”); (iv) customary telephone checks made on the date hereof with the Trade Register of The Netherlands (the “Trade Register”) and the bankruptcy clerk’s office (faillissementsgriffie) of the court (rechtbank) of Amsterdam in relation to the Company; (v)  an excerpt, dated March 12, 2015, of the registration of the Company with the Trade Register (the “Excerpt”); (vi) the deed of incorporation (akte van oprichting) of the Company, dated September 4, 2001 (the “Company Deed of Incorporation”); (vii) a written resolution of the Board of Directors of the Company (the “Board”), dated January 19, 2015, appointing a Pricing Committee of the Board (the “Pricing Committee”) and delegating certain powers to the Pricing Committee (the “Board Resolution”); (viii) the form of resolutions to be adopted by the Pricing Committee upon the effectiveness of the Registration Statement, approving, inter alia, the transactions contemplated by the Underwriting Agreement (the “Pricing Committee Resolution”); (ix) certain (draft) corporate resolutions, notarial deeds of issuance, extracts from the Company’s shareholders register, powers of attorney and other documents relating to the issuances by the Company of the Shares (the “Prior Share Issuance Documents”) and (x) such certificates, statutes and other instruments and documents as we consider

Van Campen & Partners N.V. has its statutory seat at Amsterdam, The Netherlands, and is registered at the Trade Register (Handelsregister) under number 54033500 appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of Dutch law as we considered appropriate. We have not independently verified any factual matter.

In connection with rendering the opinions set forth below, we have assumed (i) that all information contained in all documents reviewed by us is true and correct; (ii) that all signatures on all documents examined by us are genuine; (iii) that all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) that the Underwriting Agreement will be duly executed and delivered by all parties thereto in substantially the form presented to us; (v) that under all applicable laws, other than the laws of The Netherlands insofar as the Company is concerned: (a) the Underwriting Agreement will constitute the valid, legal and binding obligations of each party thereto and (b) the choice of the laws of the State of New York as the law governing the Underwriting Agreement is a valid and binding selection; (vi) that the Pricing Committee Resolution will be adopted, substantially simultaneously with the effectiveness of the Registration Statement; (vii) that neither the Board Resolution nor the Pricing Committee Resolution will be revoked, rescinded, nullified, declared null and void or amended or modified in any respect material to the rendering of this opinion; (viii) that the Shares to be sold pursuant to the Underwriting Agreement will not be offered to any person except in accordance with any provisions of the Dutch Financial Supervision Act (Wet financieel toezicht) permitting the Shares to be offered without the preparation or filing of any prospectus with the Dutch Authority on Financial Markets (Stichting Autoriteit Financiële Markten) pursuant to the Dutch Financial Supervision Act; (ix) that the information set forth in the Excerpt is true and correct as of the date hereof; (x) that with respect to all issuances of shares referred to in the Prior Share Issuance Documents, either (A) cash has been paid, or will be paid, to the Company in the amount specified in the relevant corporate resolution for issuance of shares (the “consideration amount”), (B) a valid receivable in an amount at least equal to the consideration amount has been set off in consideration for the issuance of such shares or (C) property has been contributed to the Company having a value at the time of contribution at least equal to the consideration amount; (xi) that all resolutions of the general meeting of shareholders of the Company included in the Prior Share Issuance Documents were duly adopted at a meeting convened and held in accordance with Dutch law and the then applicable provisions of the Company’s articles of association; (xii) the due compliance of the offering and sale of the Shares to be sold to the Underwriters by the Selling Shareholders pursuant to the Underwriting Agreement with all relevant legal requirements of all jurisdictions other than The Netherlands; and (xiii) that the Company Deed of Incorporation is a notarial deed (authentieke akte) and that there are no defects in the incorporation of the Company not appearing on the face of the Company Deed of Incorporation, on the basis of which a court might dissolve the Company.

Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.	Those Shares which are outstanding as of the date of this opinion have been duly authorized and are validly issued, fully paid and non-assessable.

2.	Those Shares which will be issued after the date of this opinion have been duly authorized and will, upon issuance thereof and payment therefor in the manner provided in the Registration Statement and the Underwriting Agreement, be validly issued, fully paid and non-assessable.

Van Campen & Partners N.V. has its statutory seat at Amsterdam, The Netherlands, and is registered at the Trade Register (Handelsregister) under number 54033500

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This opinion:

(a)	speaks as of the date stated above; and

(b)	is strictly limited to the matters set forth herein and no opinion may be inferred or implied beyond that expressly stated herein.

We express no opinion on any laws other than the law of The Netherlands as it stands and has been interpreted in printed case law of the courts of The Netherlands as of the date of this opinion. In particular, without limiting the generality of the foregoing we express no opinion concerning whether or under what circumstances or with what result a court or arbitrator sitting outside The Netherlands would or might apply Dutch law. We undertake no obligation to update or supplement this opinion to reflect any changes of law or fact.

We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. By giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement or the Preliminary Prospectus within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

Van Campen & Partners N.V.

By	/s/ Marc J.L. van Campen	By	/s/ Nicole C. van Smaalen
Marc J.L. van Campen, Director		Nicole C. van Smaalen, Director

Van Campen & Partners N.V. has its statutory seat at Amsterdam, The Netherlands, and is registered at the Trade Register (Handelsregister) under number 54033500

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